Exhibit 10.2

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated as of October 5, 2026, is by and between Neighborhood Intelligence, Inc. (f/k/a Bed, Bath & Beyond, Inc.), a Delaware corporation (“NXH”) and Fathom Holdings Inc., a North Carolina corporation (“FTHM” and, together with NXH, the “Parties”). Capitalized terms used but not defined herein have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, NXH, FTHM and Fathom Merger Sub, Inc., a North Carolina Corporation and wholly owned subsidiary of NXH, entered into that certain Merger Agreement and Plan of Reorganization, dated as of June 16, 2026 (as amended, the “Merger Agreement”); and

WHEREAS, the Parties desire to terminate the Merger Agreement by mutual written consent pursuant to Section 8.1(a) of the Merger Agreement and release one another from certain claims pursuant to this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Termination. Effective as of the execution of this Agreement (the “Termination Time”) and pursuant to Section 8.1(a) of the Merger Agreement, without further action by any Party, the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby or entered pursuant thereto, including the Voting and Support Agreement (collectively, including the Merger Agreement, the “Transaction Documents”) are hereby terminated in their entirety and shall be of no further force or effect whatsoever (the “Termination”); provided that (a) notwithstanding the foregoing or anything in the Merger Agreement or any other Transaction Document to the contrary, the Confidentiality Agreement, the Clean Team Agreement and the Amended and Restated Subordinated Secured Promissory Note, dated May 29, 2026, issued by FTHM to NXH (the “Bridge Note”), together with the Security Agreement and Subsidiary Guarantee, each dated March 18, 2026 (as the same may have been amended, modified or supplemented) shall each survive the termination of the Merger Agreement and shall remain in full force and effect for the remainder of and in accordance with their respective terms (collectively, the “Excluded Documents”) and (b) Section 6.2(b), Section 6.7, Section 8.2, and Article 9 of the Merger Agreement shall continue in effect in accordance with their terms.

2. No Termination Fee. The Parties acknowledge and agree that, because the Termination is effected pursuant to Section 8.1(a) of the Merger Agreement, no Company Termination Fee, Parent Expense Reimbursement or other termination fee is payable or will become payable by either Party under Section 8.3 of the Merger Agreement or otherwise. As a result, notwithstanding Section 8.2 of the Merger Agreement providing that Section 8.3 of the Merger Agreement will survive termination of the Merger Agreement, the Parties agree that Section 8.3 of the Merger Agreement is hereby terminated. Notwithstanding anything set forth in the Merger Agreement to the contrary, each Party shall bear its own fees and expenses incurred in connection with the preparation, negotiation and performance of this Agreement, the Merger Agreement and the consummation of the transactions contemplated by this Agreement and the Merger Agreement. NXH, as the holder of the Bridge Note, acknowledges and agrees that the Termination, this Agreement, the Merger Agreement and the transactions and disclosures contemplated thereby do not constitute or give rise to any Event of Default or breach under the Bridge Note. The Maturity Date under the Bridge Note remains April 1, 2027. NXH shall not seek reimbursement under Section 8(n) of the Bridge Note for any costs or expenses relating to the Merger Agreement or this Agreement.

3. Mutual Release; Disclaimer of Liability. Effective as of the Termination Time, each of NXH and FTHM, each on behalf of itself and, to the maximum extent permitted by Law, on behalf of each of its respective former, current or future Subsidiaries, affiliates, assignees, officers, directors, employees, Company Representatives, Parent Representatives, agents, attorneys, auditors, insurers, stockholders and advisors and the heirs, predecessors, successors and assigns of each of them (the “Releasors”), does, to the fullest extent permitted by Law, hereby fully, unequivocally and irrevocably release and forever discharge the other Party, and each of its respective former, current or future Subsidiaries, affiliates, assignees, officers, directors, employees, Company Representatives, Parent Representatives, agents, attorneys, auditors, insurers, stockholders and advisors and the heirs, predecessors, successors and assigns of each of them (collectively the “Releasees”), from and with respect to any and all past, present, direct, indirect and/or derivative liabilities, claims, rights, actions, causes of actions, suits, liens, obligations, accounts, debts, demands, agreements, promises, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees) (“Claims”), howsoever arising, whether based on any Law or right of action (whether in contract or in tort, in law or in equity, or granted by statute), known or unknown, mature or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, which Releasors, or any of them, ever had or now have or can have or shall or may hereafter have against the Releasees, or any of them, in connection with, arising out of or related to (a) the Transaction Documents, (b) the transactions contemplated therein or thereby (including, for the avoidance of doubt, the negotiation thereof and all due diligence activities and other actions or activities undertaken in connection therewith) (collectively, the “Transaction Matters”) or (c) public statements made prior to the date hereof relating to (i) the Transaction Documents or (ii) the Transaction Matters (collectively, but excluding the Specified Retained Claims, the “Released Claims”).

The Parties, on behalf of themselves and their respective Releasors, acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know, anticipate or believe to be true related to or concerning the Released Claims. The Parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a Party or Parties. It is nonetheless the intent of the Parties to give a full, complete and final release and discharge of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact. To that end, with respect to the Released Claims only, the Parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, under which a general release does not extend to claims which the parties do not know or suspect to exist in their favor at the time of executing the release, which if known by the Parties might have affected the Parties’ settlement. EACH OF THE RELEASORS HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW THE PROVISIONS, RIGHTS AND BENEFITS OF CALIFORNIA CIVIL CODE SECTION 1542 (OR ANY SIMILAR LAW), WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” The Parties acknowledge and agree that the inclusion of this paragraph was separately bargained for and is a key element of this Agreement.

Notwithstanding anything herein to the contrary, nothing in this Section 3 shall (x) apply to any action by any Party to enforce the rights and obligations imposed pursuant to this Agreement or constitute a waiver or release by any Party of any Claim or rights arising under or related to this Agreement or (y) constitute a waiver or release by any Party from the obligations under, or any Claim arising under or related to, or apply to any action by any Party to enforce the rights and obligations imposed pursuant to, the Excluded Documents (clauses (x) and (y), collectively, the “Specified Retained Claims”).

4. Covenant Not to Sue. Each of NXH and FTHM on behalf of itself and its Releasors covenants not to bring any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross claim, or counterclaim. Any Releasee may plead this Agreement as a complete bar to any such Released Claim brought in derogation of this covenant not to sue. The covenants contained in this Section 4 shall become effective on the date hereof and shall survive this Agreement indefinitely regardless of any statute of limitations.

5. Publicity. Each Party agrees that (a) the joint press release to be issued by NXH and FTHM in connection with this Agreement shall be in the form attached hereto as Exhibit A; and (b) each Party may file its own Form 8-K in connection with this Agreement and the Termination if consistent with the press release attached hereto as Exhibit A.

6. Representations and Warranties. Each Party represents and warrants to the other that: (a) such Party has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby; (b) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Party; and (c) this Agreement has been duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

7. Further Assurances. Each Party shall, and shall cause its Subsidiaries and affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the Termination. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Subsidiaries and affiliates to, cooperate with each other in connection with the withdrawal or termination of (i) any registration or filing with or termination of proceedings before any Governmental Entity or under any Competition Laws or (ii) any filings with the SEC including the Company SEC Documents, in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Documents.

8. Third-Party Beneficiaries. Except for the provisions of Section 3, with respect to which each Releasee is an expressly intended third-party beneficiary thereof, this Agreement is not intended to (and does not) confer on any Person other than the Parties any rights or remedies or impose on any Person other than the Parties any obligations.

9. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof.

10. Miscellaneous. The provisions of Sections 9.3 (Notices), 9.8 (Assignment), 9.9 (Severability), 9.11 (Mutual Drafting; Interpretation), 9.12 (Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury), 9.13 (Counterparts), 9.14 (Specific Performance), 9.15 (Modification or Amendment), and 9.16 (Extension; Waiver) of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, NXH and FTHM have caused this Agreement to be executed as of the date first written above.

NEIGHBORHOOD INTELLIGENCE, INC.

By:	/s/ Marcus Lemonis
Name: Marcus Lemonis
Title: Executive Chairman

FATHOM HOLDINGS INC.

By:	/s/ Adam Rothstein
Name: Adam Rothstein
Title: Interim Chief Executive Officer

Exhibit A

Joint Press Release

(See attached)